U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JUNE 17, 2002



                              PEABODYS COFFEE, INC.
             (Exact name of Registrant as Specified in its Charter)




NEVADA                                  000-28595                87-0468654
(State or other jurisdiction     (Commission file Number)     (I.R.S. Employer
of Incorporation)                                            Identification No.)


         3845 ATHERTON ROAD, SUITE 9
         ROCKLIN, CALIFORNIA                                  95765
         (Address of Principal Executive Office)              (Zip Code)


       Registrant's telephone number, including area code: (916) 632-6090


                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS


     On June 17, 2002, Peabodys Coffee, Inc., a Nevada corporation (the "Company" or "Peabodys"), received a letter from one of its directors, Clifford Brent Young, announcing Mr. Young's immediate resignation from the board of directors. The letter, dated June 17, 2002, states that Mr. Young is resigning due to financial transactions which he believes were improper. The Company believes that Mr. Young's purported reason for his resignation is pretextual. The resignation letter does not identify any transactions. However, the Company believes that Mr. Young is responsible for the posting, on an Internet bulletin board, of a memorandum that he wrote making false and unfounded allegations against the Company, which may be the purported basis for the unspecified allegations in the resignation letter. The Company believes that there is no basis for the statements in the memorandum, as the transactions described therein were legitimate and publicly disclosed, and/or that Mr. Young is ignorant of or indifferent to the facts.

     Mr. Young's resignation follows his termination, for cause, as an officer of the Company. This termination resulted from a pattern of willful misconduct and breach of the duty of loyalty on the part of Mr. Young, including the making of physical threats and encouraging officers to leave the Company. The Company believes that following his termination as an officer, but while he was still a director, Mr. Young engaged in acts of harassment, disparagement, forgery, and competition against Peabodys. The Company further believes that Mr. Young has caused to be posted documents he inappropriately removed from the Company's corporate office, including contracts, financial information, and personal information protected by law from disclosure.

     On May 8, 2002, the Company sued Mr. Young for breach of contract, breach of the fiduciary duty of loyalty, intentional interference with contract, unfair competition, conversion, and other torts. The lawsuit also sought Mr. Young's removal as a director. On May 30, 2002, Mr. Young filed a petition for bankruptcy, 20 minutes prior to Peabody's hearing for a temporary restraining order seeking immediate enforcement of certain contractual provisions and the federal securities laws. Although Mr. Young chose not to disclose Peabodys' lawsuit in his bankruptcy petition, its effect will be to stay some or all of the lawsuit. Peabodys is evaluating its legal options.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements.
          None.

     (b)  Pro Forma Financial Information
          None.

     (c)  Exhibits.
          17.1 Cliff Young Resignation Letter

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PEABODYS COFFEE, INC.,
                                        A Nevada Corporation


Date: June 18, 2002                     By: _____________/S/______________
                                            Todd Tkachuk, President

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                                  EXHIBIT 17.1

                                                                   June 17, 2002

Peabodys Coffee Inc.
Board Of Directors



Effective Today I am resigning my seat on the Board Of Directors for Peabodys Coffee Inc. Over the past few months I have tried to inform all of my fellow Board members about certain financial dealings that were happening with the company that I felt were not only unethical but also illegal. You have all closed your ears to this.

                                        Regards,

                                        Cliff B. Young